Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Agreement is made as of 28 August 2009, between Vistaprint N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands, its registered office at 5928 LW Venlo, Hudsonweg 8, the Netherlands (the “Company”), and [*] (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as members of the [Management Board][Supervisory Board] the most capable persons available;

WHEREAS, certain directors and officers of the Company’s subsidiaries perform policy-making functions for the Company;

WHEREAS, the substantial increase in corporate litigation subjects members of the [Management Board][Supervisory Board] to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited;

WHEREAS, the Indemnitee does not regard the protection available under the Company’s Articles of Association and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a member of the [Management Board][Supervisory Board] without adequate protection; and

WHEREAS, the Company has determined that it is in the best interest of the Company to provide the indemnification and advancement of expenses set forth below in order to induce the Indemnitee to serve, or continue to serve, as a member of the [Management Board][Supervisory Board] for the Company;

WHEREAS, on 28 August 2009, the Indemnitee was appointed a member of the [Management Board][Supervisory Board] of the Company.

WHEREAS, on 28 August 2009 the General Meeting approved the entering into this Agreement by the Indemnitee, and for the purposes of 2:146 Dutch Civil Code appointed the members of the Management Board of the Company to represent the Company in this respect.

NOW THEREFORE, the Company and the Indemnitee do hereby agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a member of the [Management Board][Supervisory Board] of the Company for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.

2. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b) The term “Corporate Status” shall mean the status of a person who is or was a member of the [Management Board][Supervisory Board] of, or performs other policy making functions for, the Company, or is or was serving, or has agreed to serve, at the request of the Company or as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnification in Third-Party Proceedings. The Company shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

4. Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 4 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless, and only to the extent, that a court of competent jurisdiction or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 10, the Company shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the [Supervisory Board] of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

7. Notification and Defense of Claim. As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 7. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

8. Advancement of Expenses. In the event that the Company does not assume the defense pursuant to Paragraph 7 of this Agreement of any Proceeding of which the Company receives notice under this Agreement, any Expenses incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

9. Procedure for Indemnification. In order to obtain indemnification or advancement of Expenses pursuant to the Paragraphs 3, 4, 6 or 8 of this Agreement, the Indemnitee shall submit to the Company a written request. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Company of the written request of the Indemnitee, unless with respect to requests under Paragraphs 3 or 4 (but not with respect to requests under Paragraph 8) the Company determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Paragraph 3 or 4, as the case may be. Such determination, and any determination that advanced Expenses must be repaid to the Company, shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Company) in a written opinion, or (d) by the stockholders of the Company.

10. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Paragraph 9 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (of the type described in the definition of “Expenses” in Paragraph 2(c)) reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Company.

11. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

12. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

13. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee shall have ceased to serve as a member of the [Management Board][Supervisory Board] of the Company or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Paragraph 10 of this Agreement relating thereto.

14. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Association, any other agreement, any vote of stockholders or disinterested directors, any law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while maintaining the Indemnitee’s Corporate Status with the Company. Nothing contained in this Agreement shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

15. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer, director or employee of the Company or any of its subsidiaries for any period of time or at any particular rate of compensation.

16. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

18. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Netherlands law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)	if to the Indemnitee, to:

[*]
c/o VistaPrint USA, Incorporated
100 Hayden Avenue
Lexington, MA 02421

(b)	if to the Company, to:

Vistaprint N.V.
c/o VistaPrint USA, Incorporated
100 Hayden Avenue
Lexington, MA 02421
Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

22. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Netherlands. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Company, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if existing Netherlands law is amended, or a new Netherlands law enacted to permit further indemnification of the persons with a Corporate Status with the Company, then the Indemnitee shall be indemnified to the fullest extent permitted under Netherlands law, as so amended, or as so enacted.

23. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as officer or director or otherwise maintain the Indemnitee’s Corporate Status of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

24. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Netherlands law or the Company’s Articles of Association.

25. Jurisdiction. The competent court in Amsterdam, the Netherlands shall have exclusive jurisdiction to settle any dispute in connection with this Agreement without prejudice to the right of appeal and that of appeal to the Supreme Court.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VISTAPRINT N.V.

By:
Name: Title:

INDEMNITEE:

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